FORM N-SAR
Exhibits 77Q1(a)

THE MAINSTAY FUNDS
811-04550
For Period Ended 04/30/2013

The following documents were previously filed with Post-Effective Amendment no. 120 to the Registrant’s registration statement filed on June 17, 2013, accession number 0001144204-13-035084

 Redesignation of Series Shares of Beneficial Interest

1.	Redesignation of Series of Shares of Beneficial Interest, Par Value $0.01 Per Share (Flexible Bond Opportunities)

352148 v.1